Exhibit 99.2

Champion Safe’s 2025 Triumph Series Gains Dealer Attention with Advanced Security Enhancements

Provo, UT, March 14, 2025 (GLOBE NEWSWIRE) -- The 2025 Triumph Series from Champion Safe Company, a leading manufacturer of premium safes and wholly-owned subsidiary of American Rebel Holdings, Inc. (NASDAQ: AREB), America’s Patriotic Brand (americanrebel.com), has been generating strong dealer interest since its January release, as retailers recognize the latest upgrades set it apart from competing high-security safes . Known for its elite-level security and fire protection , the Triumph Series is now even more formidable thanks to key feature enhancements.

For 2025, the Triumph Series introduces several major upgrades , including:

NEW Tempered Glass Relocker System – Now available on the Triumph Series, this advanced security feature automatically engages a secondary relock mechanism if the safe is attacked , significantly enhancing burglary resistance.

NEW 3/16” Steel Body – A thicker steel body reinforces the safe’s durability and outperforms many competitor models.

UPGRADED Fire Rating: 1750°F for Two Hours – Now offering some of the highest fire protection in its class .

NEW Door Adjustment System – A more user-friendly mechanism that allows for precise fit and improved long-term security.

The Triumph Series remains one of the strongest safes available , thanks to its 5½-inch-thick Double-Step ™ door, four-way active boltworks, and Champion’s exclusive Diamond-Embedded Armor Plate ™ . The high-capacity gun racks, plush interior, adjustable shelving, and motion-activated LED lighting further enhance convenience and usability.

“Dealers are recognizing that the Triumph Series offers superior security and build quality compared to similarly priced competitors ,” said Tom Mihalek, CEO of Champion Safe Company. “By upgrading the steel body, adding the glass relocker, and increasing the fire rating , we’ve positioned Triumph as one of the most secure and feature-rich safes in its class .”

With multiple sizes and finishes , including high-gloss Black, Ivory, and Platinum , the Triumph Series offers unmatched security, superior craftsmanship, and a refined design.

For more information about the Triumph Series and to find a dealer, visit ChampionSafe.com.

About Champion Safe Company

championsafe.com

Champion Safe Company has been at the forefront of safe manufacturing for over 25 years, offering a range of high-quality safes designed for ultimate security and fire protection. With a commitment to craftsmanship and innovation, Champion Safes are trusted by homeowners, gun owners, and businesses across the nation.

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About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit americanrebel.com and americanrebelbeer.com . For investor information, visit americanrebel.com/investor-relations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include benefits of the 2025 product innovations, actual revenues for fiscal 2025, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contacts

ir@americanrebel.com

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